                                                                    EXHIBIT 10.1


                         MARINE MANAGEMENT SYSTEMS, INC.


                       PREFERRED STOCK PURCHASE AGREEMENT



                  THIS PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 8th day of April, 1998 by and between MARINE MANAGEMENT SYSTEMS, INC., a Delaware corporation (the "Company"), and the purchasers listed on Exhibit A annexed hereto (the "Purchasers" and individually, a "Purchaser").


                                R E C I T A L S:

                  A. The Company desires to exchange shares of Preferred Stock (as defined below) for certain outstanding indebtedness of the Company held by the Purchasers and listed on Exhibit A hereto (the "Promissory Notes"); and

                  B. The Purchasers desire to exchange such Company indebtedness for shares of Preferred Stock on the terms and conditions set forth herein.


                               A G R E E M E N T:

                  NOW, THEREFORE, IT IS AGREED as follows:

                  1. EXCHANGE OF INDEBTEDNESS FOR SERIES A PREFERRED STOCK.

                           1.1 Subject to the terms and conditions hereof, the
Purchasers hereby agree to purchase from the Company, and the Company has offered and hereby agrees to issue and sell shares of Series A Preferred Stock, to be issued pursuant to the Certificate of Designation in the form attached hereto as Exhibit B (the "Preferred Stock") for delivery at the respective offices of the Purchasers, against receipt by the Company of the Promissory Notes of the Company in the respective amounts set forth opposite the Purchasers' names in Exhibit A. The number of shares of Preferred Stock to be issued to Purchaser is set forth opposite each Purchaser's name on Exhibit A and is determined based upon one share of Preferred Stock, with a liquidation preference of $1,000 per share for each $1,000 in outstanding principal amount of Promissory Notes.

                           a) The purchase price for the Preferred Stock to be
purchased by the Purchasers hereunder shall be an aggregate of $651,000 (the "Purchase Price"). The Purchasers shall pay the

Purchase Price by tendering the Promissory Notes for cancellation by the Company. Upon the Company's receipt of such Promissory Notes and issuance of the shares of Preferred Stock, the Promissory Notes shall be cancelled and the Company shall have no liability thereunder. Simultaneously against the receipt by the Company of the Promissory Notes, the Company shall deliver one or more duly authorized, issued and executed certificates for shares of Preferred Stock (I/N/O each Purchaser) (the "Certificates").


                  2.       RESERVED


                  3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants that:

                           3.1 It is a corporation duly organized and validly
existing in good standing under the laws of the State of Delaware, and duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would be reasonably likely to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect"). The Company has full power and authority, corporate and otherwise, to enter into and perform this Agreement, and to make, execute and deliver the various instruments and documents provided for herein.

                           3.2 The execution, delivery and performance by the
Company of this Agreement and the Certificates, and the making, execution and delivery by the Company of the instruments contemplated hereby, have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of its Certificate of Incorporation or Bylaws, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which it is a party, or by which it or its property may be bound or affected. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its respective terms.

                           3.3 The shares of Series A Preferred Stock, when
approved by the Company's stockholders, will be duly authorized and, when issued, validly issued, fully paid and nonassessable.

                           3.4 Upon approval of the Amendment referred to below
in Section 5, the shares of Common Stock issuable upon conversion of the Preferred Stock shall be duly authorized and, at all times prior to the conversion of the Preferred Stock, duly reserved for issuance and, when issued upon such conversion, will be validly issued, fully paid and nonassessable.

                           3.5 Based, in part, upon the representations of the
Purchasers set forth in Section 4 hereof, the offer and sale by the Company of the Preferred Stock is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws.

                  4. REPRESENTATIONS OF THE PURCHASERS. This Agreement is made with each Purchaser by the Company in reliance upon each Purchaser's representations to the Company, which by each Purchaser's acceptance hereof, each Purchaser confirms, that (a) Purchaser is acquiring the shares of Preferred Stock to be delivered for its own account and not for the beneficial interest of any other person, and not with a view to the distribution thereof, and that Purchaser will not distribute, sell or otherwise dispose of the shares of Preferred Stock of the Company except as permitted under the Securities Act of 1933, as amended (the "Act"), the General Rules and Regulations thereunder, and all applicable State "Blue Sky" laws; (b) Purchaser's financial circumstances are such as to permit Purchaser to make this investment without having a present intention or need to liquidate its investment; (c) Purchaser severally confirms further that it has been advised that the shares of Preferred Stock have not been registered under the Act, and that, accordingly, such shares of Preferred Stock will be what is commonly known as "restricted securities," and are not freely transferrable by Purchaser except pursuant to an exemption from registration under the Act, such as Rule 144, the substance of which has been explained to Purchaser or upon registration of the Preferred Stock under the Act; (d) Purchaser is an "accredited investor" as that term is defined in SEC Regulation D, (e) Purchaser has had the opportunity to discuss with Company management the Company and its products, prospects, results of operation and financial condition and to have access to any and all information regarding the Company that Purchaser deems necessary to its decision to purchase the shares of Preferred Stock, and (f) that the following legends shall be placed on the shares of Preferred Stock:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 4(2) OF SAID ACT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. THE SHARES OF PREFERRED STOCK MAY NOT BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF EXCEPT UPON COMPLIANCE WITH SAID ACT."

                  5.       MEETING OF THE COMPANY'S SHAREHOLDERS.

                  The Company will take all action necessary in accordance with the Delaware Law and the Company's Certificate of Incorporation and By-laws to convene a meeting of its shareholders as promptly as practicable, but no later than July 15, 1998 to consider and vote upon an amendment to the Company's Certificate of Incorporation (the "Amendment") providing for the authorization of the issue of the Preferred Stock substantially in the form of the Certificate of Designation attached hereto as Exhibit B. The Board of Directors of the Company shall, subject to fiduciary obligations under applicable law, recommend that the shareholders of the Company vote to approve the Amendment. Subject to fiduciary obligations under applicable law, the Company shall use its best efforts to solicit from shareholders of the Company proxies in favor of such approval and adoption and shall take all other action necessary or, in its opinion, helpful to secure such favorable vote.

                  6.       TRANSFER BY THE PURCHASER.

                  Neither the shares of Preferred Stock to be purchased by the Purchasers, nor any interest therein, shall be sold, transferred, assigned, or otherwise disposed of, unless the Company shall previously have received an opinion of counsel knowledgeable in federal securities law, to the effect that registration under the Act is not required in connection with such disposition pursuant to the Act.

                  7.       CLOSING DATE.

                  The date and time of the issuance and sale of the shares of Preferred Stock (the "Closing Date") shall be no later than the fifth (5th) business day occurring after approval of the Amendment. Notwithstanding anything to the contrary contained herein, the closing shall be subject to the conditions set forth in Sections 8 and 9.

                  8.       CONDITIONS TO THE COMPANY'S OBLIGATIONS.

                  Each Purchaser understands that the Company's obligation to sell the shares of Preferred Stock on the Closing Date to such Purchaser pursuant to this Agreement is conditioned upon:

                           a) Delivery by the Purchasers to the Company of an
aggregate of Promissory Notes in the outstanding principal amount of $651,000 (the "Purchase Price");

                           b) There shall not be in effect any law or order,
ruling, judgment or writ of any court of public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement; and

                           c) Approval of the Amendment by the shareholders of
the Company.

                  9.       CONDITIONS TO PURCHASERS' OBLIGATIONS.

                  The Company understands that the Purchasers' obligations to purchase the shares of Preferred Stock on the Closing Date pursuant to this Agreement is conditioned upon:

                           a) Delivery by the Company to each Purchaser of one
or more Certificates (I/N/O each Purchaser) evidencing the shares of Preferred Stock to be purchased by each such Purchaser pursuant to this Agreement;

                           b) Approval of the Amendment by the shareholders of
the Company; and

                           c) There shall not be in effect any law or order,
ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

                  10.      NOTICES.

                  Any notice or demand required or desired to be given to or served upon the Company or a Purchaser in connection herewith shall be in writing and deemed to have been sufficiently given or served for all purposes when delivered in person or when deposited in the United States mails, certified or registered, postage prepaid, if to the Company, addressed or delivered as follows:

                           If to the Company:

                                    Marine Management Systems, Inc.
                                    470 West Avenue
                                    Stamford, CT 06902
                                    Attention:  President

                           If to a Purchaser: at the address set forth on
Exhibit A annexed hereto.

or, if any other address shall at any time be designated by the Company or by a Purchaser in writing in conformance with the provisions hereof, to such other address.

                  11.      PARTIES IN INTEREST.

                  All the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                  12.      GOVERNING LAW.

                  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  13.      SECTION AND OTHER HEADINGS.

                  Section and other headings herein are for reference purposes only, and shall not be used in any way to govern, limit, modify, construe or otherwise affect this Agreement.

                  14.      COUNTERPARTS.

                  This Agreement may be executed with each Purchaser in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed but one and the same instrument.

                  15.      AMENDMENT.

                  This Agreement may be amended by written agreement of the Company and Purchasers representing sixty-six and two-thirds percent (66 2/3%) of the aggregate Liquidation Preference represented by the shares of Preferred Stock then outstanding solely with respect to the matters referred to herein. Any such amendment, waiver or consent shall be binding upon the holders of all Preferred Stock except as otherwise provided in the Certificate of Designation.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered on the date first above written by the duly authorized representative of the Company.

                                             "Company"

                                    MARINE MANAGEMENT SYSTEMS, INC.

                                    By:  /s/ Michael P. Barney
                                       --------------------------------------
                                       Name:  Michael P. Barney
                                       Title:   President and CEO


                                             "Purchasers"


                                    By:  /s/ Eugene D. Story
                                       --------------------------------------
                                             Name:  Eugene D. Story


                                    By:  /s/ Robert D. Ohmes
                                       --------------------------------------
                                             Name: Robert D. Ohmes

                                    By:  /s/ Donald F. Logan, Jr.
                                       --------------------------------------
                                             Name: Donald F. Logan, Jr.

                                    EXHIBIT A

                                                           NO. OF SHARES OF
                               PRINCIPAL                   SERIES A PREFERRED
PURCHASER NAME                 AMOUNT OF                     STOCK ISSUED
AND ADDRESS                 PROMISSORY NOTES               TO SUCH PURCHASER
-----------                 ----------------               -----------------
Eugene D. Story                   $329,000                      329
Robert D. Ohmes                   $300,000                      300
Donald F. Logan, Jr.              $ 22,000                       22


                                       -8-